EXH. 13(a)(4)

December 20, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Meridian Fund, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4) on Form N-CSR/A of Meridian Fund, Inc. dated December 20, 2018. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Attachment

PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco, CA 94111-4004
T: (415) 498 5000, F: (415) 498 7100, www.pwc.com/us